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                                                                     EXHIBIT 4.3

                                RIGHTS AGREEMENT

         This Rights Agreement (the "Agreement") is made as of January 12, 2000, by and among Medsite.com, Inc., a Delaware corporation (the "Company") and the persons and entities listed on Schedule A attached hereto (each, a "Shareholder" and together, the "Shareholders") in connection with the acquisition of American Medical Communications, Inc. by the Company (the "Merger") pursuant to that certain Agreement and Plan of Merger of even date herewith.

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.2 "Common Stock" shall mean the Company's Common Stock, par value $0.0001 per share.

         1.3 "Qualified Holder" shall mean any Shareholder holding Registrable Securities on the date hereof and those succeeding to the interest of such Qualified Holder by the laws of descent and distribution, in compliance with
Section 13 hereof.

         1.4 "Registrable Securities" means (i) any and all shares of Common Stock received by the Qualified Holders in the Merger in exchange for the shares of common stock of American Medical Communications, Inc. beneficially owned by them on the date hereof, (ii) any other securities issued or issuable with respect to any shares of Common Stock described in clause (i) above by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, consolidation or other similar business combination transaction involving the Company; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) such securities have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) such securities have not been sold or are available for sale in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) all such securities may be sold by the Qualified Holder thereof under Rule 144 promulgated under the Securities Act, or a successor rule, within a three-month period.

         1.5 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
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         1.6 "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses (as hereinafter defined)).

         1.7 "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof.

         1.8 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         1.9 "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Qualified Holders and all fees and disbursements of counsel for any Qualified Holder (other than fees and disbursements of counsel included in Registration Expenses).

     2. RESTRICTIONS ON TRANSFERABILITY. The Common Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Shareholder will cause any proposed purchaser, assignee, transferee, or pledgee of the Common Stock held by such Shareholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3. RESTRICTIVE LEGEND. Each certificate representing the Common Stock and any other securities issued in respect of the Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with the following legend (in addition to any legend required under applicable state securities laws):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."
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                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
         CERTAIN MARKET STAND-OFF PROVISIONS CONTAINED IN THE COMPANY'S RIGHTS AGREEMENT DATED JANUARY __, 2000, AS IT MAY BE AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

         Each Shareholder consents to the Company making a notation on its records and giving instructions to any transfer agent of the the Common Stock in order to implement the restrictions on transfer established in this Registration.

     4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     5. PIGGYBACK REGISTRATION.

         5.1 Notice. If, at any time or from time to time, the Company proposes to file a registration statement under the Securities Act, other than a registration relating solely to employee benefit plans or relating solely to Rule 145 transactions (a "Registration Statement"), with respect to an offering for its own account or for the account of security holders of any class of securities of the Company, then each such time, the Company shall give written notice of such intention to file a Registration Statement (a "Piggyback Notice") to each Qualified Holder at least forty-five (45) days before the anticipated filing date. The Piggyback Notice shall describe the intended method of distribution and offer each Qualified Holder the opportunity to register pursuant to such Registration Statement such Registrable Securities as the Qualified Holder may request in writing to the Company within thirty (30) days after the date the Qualified Holder first received the Piggyback
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Notice (a "Piggyback Registration"). The Company shall take all necessary steps to include in the Registration Statement all Registrable Securities which the Company has been so requested to register by the Qualified Holders, subject to the superior rights of certain of the Company's stockholders pursuant to that certain Amended and Restated Investor Rights Agreement dated as of December 10, 1999, as it may be amended (the "First Rights Agreement"). The Company shall be entitled to withdraw a Registration Statement prior to its becoming effective.

         5.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Qualified Holders as a part of the written notice given pursuant to Section 5.1. In such event the right of any Qualified Holder to registration pursuant to this Section 5 shall be conditioned upon such Qualified Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Qualified Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Qualified Holders and other holders distributing their securities through such underwriting and, subject to and in compliance with the superior rights of certain of the Company's stockholders pursuant to the First Rights Agreement, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Qualified Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Qualified Holders and such other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Qualified Holder to the nearest 100 shares. If any Qualified Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

         5.3 Termination of Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 5 shall terminate two (2) years after the effective date of the registration statement pertaining to the first underwritten firm commitment public offering of securities of the Company for its own account (other than a registration relating solely to a Commission Rule 145 transaction or a registration relating solely to employee benefit plans).

     6. GRANTS OF SUBSEQUENT RIGHTS. From and after the date of this Agreement, the Company shall notify the Shareholder Representative (as defined in that certain Agreement and Plan of Merger by and between the Company, AMCI
Acquisition Corp., American Medical Communications, Inc. and the Significant Shareholders of American Medical Communications, Inc.,
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dated as of the date hereof) in writing within thirty (30) days of entering into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights are subordinate to the registration rights granted Qualified Holders hereunder.

         7. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to Section 5 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of a Qualified Holder and all other expenses actually incurred directly by Qualified Holders, including fees and expenses of their legal counsel, shall be borne by such Qualified Holder of such securities pro rata on the basis of the number of shares so registered. In connection with any registration pursuant to Section 5, if the participating Qualified Holders elect to be represented by counsel for the Company, the Company will pay the fees and disbursements of its counsel incurred in so representing such participating Qualified Holders.

         8. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Qualified Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

              (a) Prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective;

              (b) Furnish to the Qualified Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

              (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Qualified Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

              (d) Notify each Qualified Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
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     9.       INDEMNIFICATION.

              9.1 The Company will indemnify each Qualified Holder, each of its officers and directors and partners, and each person controlling such Qualified Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Qualified Holder, each of its officers and directors, and each person controlling such Qualified Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Qualified Holder, controlling person or underwriter and stated to be specifically for use therein.

              9.2 Each Qualified Holder will, if Registrable Securities held by such Qualified Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Qualified Holder, each of its officers and directors and each person controlling such Qualified Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Qualified Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Qualified Holder and stated to be specifically for use therein.
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Notwithstanding the foregoing, the liability of each Qualified Holder under this subsection 9.2 shall be limited in an amount equal to the aggregate initial public offering price of the shares sold by such Qualified Holder, unless such liability arises out of or is based on willful conduct by such Qualified Holder.

              9.3 Each party entitled to indemnification under this Section 9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              9.4 Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Qualified Holders are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission's Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the Indemnified Party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

              9.5 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Qualified Holder exercising rights under this Agreement, or any controlling person of any such Qualified Holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Qualified Holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such Qualified Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Qualified Holder is responsible for the portion represented by
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the percentage such Qualified Holder's aggregate public offering price of its
Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Qualified Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Qualified Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Qualified Holder pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

              9.6 Survival. The obligations of the Company and Qualified Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     10. INFORMATION BY QUALIFIED HOLDER. Each Qualified Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Qualified Holder, the Registrable Securities held by them and the distribution proposed by such Qualified Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     11. RULE 144. After an initial public offering of Common Stock, the Company shall take all actions reasonably necessary to enable the Qualified Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of any Qualified Holder, the Company will deliver to such Qualified Holder a written statement as to whether it has complied with such requirements and shall provide such Qualified Holder with such publicly filed documents of the Company as are reasonably requested by such Qualified Holder in connection with such sale.

     12. TRANSFER OF RIGHTS. The rights to cause the Company to register securities granted Qualified Holders under Section 5 hereof may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Qualified Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 10,000 shares of Common Stock (as may be appropriately adjusted upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) and (iii) such assignee or transferee becomes a party to this Agreement and assumes all of the obligations of the transferring Qualified Holder hereunder.

     13. STANDOFF AGREEMENT. Each Shareholder agrees upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the

Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

     14. CONFIDENTIAL INFORMATION. Each Shareholder agrees that any information obtained by such Shareholder pursuant to this Agreement which is, or would reasonably be perceived to be, proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Notwithstanding the foregoing, each Shareholder may disclose such information, on a need to know basis, to its employees, accountants or attorneys, or to the employees, accountants or attorneys of its general partner or investment manager (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential), in compliance with a court order or when otherwise necessary to enforce any of Shareholder's rights hereunder. Such information may also be disclosed to a Shareholder's limited partners or shareholders (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential). Each Shareholder further acknowledges and understands that any information will not be utilized by such Shareholder in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

     15. MISCELLANEOUS.

              15.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of the Borough of Manhattan, New York and in the United States District Court for the Southern District of New York. The parties agree to submit to the jurisdiction and venue of those courts.

              15.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Shareholder and the closing of the transactions contemplated hereby.

              15.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              15.4 Entire Agreement; Amendment. This Agreement and the other documents delivered in connection herewith constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provision of this Agreement may be amended, waived or modified with the written consent of the Company and the Qualified Holders of at least a majority of the outstanding shares of Registrable Securities to the extent that the effect of any such amendment, waiver or modification by its terms applies equally to all Qualified Holders.

              15.5 Effect of Amendment or Waiver. Each Shareholder acknowledges that by the operation of Section 15.4 hereof (but subject to the final proviso thereof) the Qualified Holders of a majority of the outstanding shares of Registrable Securities will have the right and power to diminish or eliminate all rights of such Shareholders under this Agreement.

              15.6 Rights of Purchasers and Shareholders. Each Qualified Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such Qualified Holder may have by reason of this Agreement, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Qualified Holder shall not incur any liability to any other Qualified Holder with respect to exercising or refraining from exercising any such right or rights.

              15.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day if domestic and two (2) business days if overseas, after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to a Shareholder, at the Shareholder's address as set forth in this Agreement, and
(ii) if to the Company, at the address of its principal corporate offices (attention: Secretary), or at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

              15.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Qualified Holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Qualified Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Qualified Holder of any breach or default under this Agreement, or any waiver on the part of any Qualified Holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Qualified Holder, shall be cumulative and not alternative.

              15.9 Expenses. Except as otherwise provided in Section 7, the Company and each Shareholder shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

              15.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Shareholders, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

              15.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

              15.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         The foregoing agreement is hereby executed as of the date first above written.

                                              MEDSITE.COM, INC.

                                              By:
                                                 -------------------------------
                                              Name: Gregory Scott
                                              Title:   Chief Financial Officer

                      [signature page to Rights Agreement]

                            SIGNIFICANT SHAREHOLDERS:

                                              BESSEMER VENTURE PARTNERS

                                              By:
                                                 -------------------------------

                                              Its:
                                                  ------------------------------

                                              EDWARD O. GAYLORD

                                              TRIAD VENTURES LIMITED II, L.P.

                                              By:
                                                 -------------------------------

                                              Its:
                                                  ------------------------------

                                              B.U.N.P.

                                              By:
                                                 -------------------------------

                                              Its:
                                                  ------------------------------

                                              VINCENT E. FRIEDEWALD, JR.

                                              ----------------------------------

                      [signature page to Rights Agreement]

                                              PAUL S. MCCORMACK

                                              ----------------------------------

                                              KEITH A. JEZEK

                                              ----------------------------------

                      [signature page to Rights Agreement]

                                   SCHEDULE A

         Shareholder Name and Address